Exhibit 10.5

ANHEUSER-BUSCH COMPANIES, INC.

1998 INCENTIVE STOCK PLAN

(Restated to reflect a 2-for-1 stock split effective September 18, 2000, and amendments effective April 25, 2001, April 23, 2003, April 27, 2005, and September 27, 2006)

SECTION 1. PURPOSE.

The purpose of this Plan is to attract, retain, motivate and reward employees of the Company and its Subsidiaries and Affiliates with certain stock-related compensation arrangements.

SECTION 2. MAXIMUM NUMBER OF SHARES.

(a) The maximum number of shares of Stock which may be issued pursuant to Awards under this Plan, and the maximum number of shares for which ISOs may be granted under this Plan, shall be 120,000,000 shares, subject to adjustment as provided in Section 10. Of such shares, no more than 1,500,000 shares of Restricted Stock may be granted under this Plan, subject to adjustment as provided in Section 10. For this purpose:

(i) The number of shares underlying an Award shall be counted against this Plan maximum (“used”) at the time of grant.

(ii) When an Award is payable in cash only, the number of shares of Stock on which the amount of such cash is based shall be deemed used at the time of grant.

(iii) Shares which underlie Awards that (in whole or part) expire, terminate, are forfeited, or otherwise become non-payable, and shares which are recaptured by the Company in connection with a forfeiture, may be re-used in new grants to the extent of such expiration, termination, forfeiture, non-payability, or recapture.

(iv) For all purposes of this Section 2, shares underlying two or more alternative Awards shall be treated as underlying only a single Award, with no multiple counting of shares. Accordingly: shares underlying alternative Awards shall be used only once at the time of grant; and, if one such Award is exercised or (in the case of Restricted Stock) vests, no re-usage of shares shall result from the termination of the unexercised or unvested alternative Awards.

(b) Notwithstanding any other provisions of this Plan: (i) the maximum number of shares underlying Awards (other than Restricted Stock) that may be granted to any Eligible Person during any calendar year shall be 1,500,000, subject to adjustment as provided in Section 10; and (ii) the maximum number of shares of Restricted Stock that may be granted to any Eligible Person during any calendar year shall be 375,000, subject to adjustment as provided in Section 10.

(c) In its discretion, the Company may issue treasury shares or authorized but unissued shares, but shall issue treasury shares to the extent required by the Committee or applicable law. Shares of Stock may be represented by certificates or may be issued in uncertificated form, as determined by the Company from time to time.

SECTION 3. ELIGIBILITY.

Officers and management employees of the Company, Subsidiaries, or Affiliates shall be eligible to receive Awards under this Plan. A director of the Company, a Subsidiary, or an Affiliate shall be eligible only if he or she also is an officer or management employee of at least one such entity. Notwithstanding the foregoing, persons employed only by Affiliates shall not be eligible to receive ISOs.

SECTION 4. GENERAL PROVISIONS RELATING TO AWARDS.

(a) Subject to the limitations in this Plan, the Committee may cause the Company to grant Awards to such Eligible Persons, at such times, of such types, in such amounts, for such periods, becoming exercisable or otherwise vesting at such times, with such features, with such option prices, purchase prices or base prices, and subject to such other terms, conditions, and restrictions as the Committee deems appropriate. Each Award shall be evidenced by a written Award Document, which (as determined by the Committee) may be a formal agreement between the Company and the Recipient or a communication by the Company to the Recipient. The Award Document may be written and transmitted on paper, electronically, or using any other medium selected by the Committee, and may be set forth in a single document or in several documents. In granting an Award, the Committee may take into account any factor it deems appropriate and consistent with the purposes of this Plan. Awards may be granted as additional compensation, or in lieu of other compensation. The payment or issuance of any cash or shares of Stock to a Recipient, and the vesting or delivery of any shares of Restricted Stock, may be deferred to a later date if and as provided in the Award Document. Deferrals may be for such periods and upon such terms and conditions (including the provision of interest equivalents, dividends or dividend equivalents, or other return) as the Committee may determine.

(b) Except as otherwise provided in this Plan, one or more Awards may be granted separately or as alternatives to each other. If Awards are alternatives to each other:

(i) the exercise of all or part of one automatically shall cause an immediate equal and corresponding termination of the other;

(ii) if one of the alternative Awards is Restricted Stock, the vesting of all or part of such Stock shall cause an immediate equal and corresponding termination of the other Award; and

(iii) unless the Award Document or the Committee expressly permit otherwise, alternative Awards which are transferable may be transferred only as a unit, and alternative Awards which are exercisable must be exercisable by the same person or persons.

(c) Award Documents may contain any provision approved by the Committee relating to the period for exercise or vesting after termination of employment, and relating to the circumstances under which a termination is deemed to occur. Except to the extent otherwise expressly provided in the Award Document or determined by the Committee, termination of employment includes the separation of a Recipient, directly or through the separation of his or her Employer, from the group of companies comprised of the Company and its Subsidiaries and Affiliates for any reason, including: (i) separation of the Recipient by reason of death, permanent or indefinite disability, retirement, resignation, dismissal, permanent or indefinite layoff, or other event having a similar effect; and (ii) separation of the Employer by any method which results in the Employer ceasing to be a Subsidiary or an Affiliate.

(d) Award Documents may, in the discretion of the Committee, contain a provision permitting a Recipient to designate the person who may exercise an Award after the Recipient's death, either by will or by appropriate notice to the Company. The Committee may impose such conditions and limitations on such designations as it deems appropriate.

(e) A Recipient shall have none of the rights of a shareholder with respect to shares of Stock which underlie his or her Award until shares are issued in his or her name.

(f) Except as otherwise provided in an Award Document pursuant to this Section, Awards shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Recipient's lifetime only by the Recipient or his or her guardian or legal representative. However, except in the case of ISOs and Awards which are alternatives to ISOs, the Committee may expressly provide in any Award Document that the Award is transferable. Transferability (if permitted) may be subject to such conditions and limitations as the Committee deems appropriate.

(g) Notwithstanding Section 15(a), in its discretion the Committee may provide in any Award Document for the acceleration of vesting or the termination of any condition, restriction, or forfeiture provision upon the happening of any specified event (including, for example, an event which results in an Acceleration Date).

(h) Subject to Section 15(a) in the case of ISOs, and subject to any express limitations contained in the applicable Award Document: (i) the Committee may accelerate vesting or waive or terminate any condition, restriction, or forfeiture provision of any Award at any time and for any reason; and (ii) the Committee may amend an Award Document after grant at any time and for any reason so long as such amendment is not inconsistent with this Plan.

(i) No exercisable Award by its terms shall be exercisable after the expiration of ten years from the date it is granted.

SECTION 5. OPTIONS AND SARS.

(a) Except as provided in Section 10, the option price per share of Options or the base price of SARs shall not be less than Fair Market Value per share of Stock on the Options' or the SARs' grant date, except that SARs which are alternatives to Options but which are granted at a later time may have a base price equal to the option price even though the base price is less than Fair Market Value on the date the SARs are granted.

(b) The grant of Options and their related Award Document must identify the Options either as ISOs or as NQSOs.

(c) If Options, SARs, and/or Limited Rights are granted as alternatives to each other, the option prices and the base prices (as applicable) shall be equal and the expiration dates shall be the same.

(d) In the case of SARs, the Award Document may specify the form of payment or may provide that the form is to be determined at a later date, and may require the satisfaction of any rules or conditions in connection with receiving payment in any particular form.

(e) Notwithstanding any other provision of Sections 4 or 5: (i) no Options or SARs shall be granted in exchange for so-called “underwater” Options or SARs (which have option or base prices in excess of the then-current Fair Market Value per share of Stock), nor shall underwater Options or SARs be amended to reduce their option or base price; and, (ii) no Options or SARs shall contain a so-called “reload” feature under which additional Options or SARs are granted automatically to Recipients upon exercise of the original Options or SARs.

SECTION 6. LIMITED RIGHTS.

(a) The Committee shall have authority to grant a special type of stock appreciation rights (“Limited Rights”) to any Recipient of any Options or SARs granted under this Plan (the “Related Award”). Limited Rights are stock appreciation rights which are exercisable only after the occurrence of one or more extraordinary events specified by the Committee; such events may include, for example, the events which result in an Acceleration Date. Limited Rights shall not be granted separately, but shall be granted only as alternatives to their Related Award. Limited Rights may be granted either at the time of grant of the Related Award or at any time thereafter during its term. Limited Rights shall be exercisable or payable at such times, payable in such amounts, and subject to such other terms, conditions, and restrictions as the Committee deems appropriate.

(b) The Committee shall place on any Limited Rights for which the Related Awards are ISOs such restrictions as may be required by the Code at the time of grant, and shall amend this Plan accordingly to the extent required by the Code.

SECTION 7. RESTRICTED STOCK.

(a) “Restricted Stock” means Stock issued to a Recipient which is nontransferable and is subject to forfeiture upon the happening of such events or conditions, or upon the failure to satisfy such requirements or conditions, as the Committee specifies in the Award Document or otherwise. Stock issued upon the exercise of Options or SARs is not “Restricted Stock” for purposes of this Plan, even if subject to post-issuance transfer restrictions or forfeiture conditions. When Restricted Stock vests, it ceases to be “Restricted Stock” for purposes of this Plan.

(b) The certificate representing shares of Restricted Stock issued in the name of a Recipient may be held by the Company and/or may have a legend placed upon it to the effect that the shares represented by it are subject to, and may not be transferred except in accordance with, this Plan and the related Award Document. Cash dividends relating to shares of Restricted Stock may be paid to the Recipient or held by the Company for the Recipient’s benefit, and if held may be made subject to the transfer restrictions, forfeiture risks, and vesting conditions of the Restricted Stock, as the Committee may provide in the Award Document or otherwise; if dividends are held by the Company, the Committee may require that the Company provide for interest equivalents or other return on any cash dividends at such rate(s) and time(s) as the Committee provides in the Award Document or otherwise. Any Stock or other securities issuable in respect of Restricted Stock pursuant to an event specified in Section 10(a) of this Plan shall be subject to the Award Document related to such Restricted Stock and all of the transfer restrictions, forfeiture risks, and vesting conditions pertaining thereto.

(c) If Restricted Stock is issued to a Covered Employee, whether alone or in addition to other Awards granted under this Plan, then the vesting of such Restricted Stock shall be subject to the achievement of one or more objective goals (“Performance Goals”). These Performance Goals: (i) shall be established by the Committee in order to satisfy the “performance-based compensation” exception to the deduction limit under Section 162(m) of the Code and (ii) shall be based upon one or more of the following criteria, which may be Company-wide or specific to an Affiliate, division, product, and/or geographic area: sales, pretax income, earnings per share, return on equity, return on capital employed, cash flow, market share, stock price, total shareholder return, costs, productivity and economic value added.

SECTION 8. STOCK ISSUANCE, PAYMENT, AND WITHHOLDING.

(a) The Recipient of Options may pay the option price in cash, Stock (including shares of previously-owned Stock or Stock issuable in connection with the Award, but not including shares of Restricted Stock), or other property, to the extent permitted or required by the Award Document or the Committee from time to time.

(b) Except to the extent prohibited by applicable law, the Committee or the Company may take any necessary or appropriate steps in order to facilitate the payment of an option price. The Committee may permit deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates. The Committee may require satisfaction of any rules or conditions in connection with paying the option price at any particular time or in any particular form.

(c) If shares used to pay the option price of Options are subject to any transfer or other restrictions, an equal number of the shares of Stock purchased shall be made subject to such prior restrictions in addition to any further restrictions imposed on such purchased shares by the terms of the Award Document or Plan.

(d) After the obligation arises to collect and pay Required Withholding Taxes, the Recipient shall reimburse the Company or Employer (as required by the Committee or Company) for the amount of such Required Withholding Taxes in cash, unless the Award Document or the Committee permits or requires payment in another form. In the discretion of the Committee or its delegate and at the Recipient's request, the Committee or its delegate may cause the Company or Employer to pay to the appropriate taxing authority withholding taxes in excess of Required Withholding Taxes on behalf of a Recipient, which shall be reimbursed by the Recipient in any manner determined by the Company or the Committee from time to time. In the Award Document or otherwise, the Committee may allow a Recipient to reimburse the Company or Employer for payment of withholding taxes with shares of Stock or other property. The Committee may require the satisfaction of any rules or conditions in connection with any non-cash payment of withholding taxes.

(e) If provided in the Award Document relating to an ISO, the Committee may (i) cause the Company to hold the shares of Stock issued in the Recipient's name upon exercise, or (ii) prohibit the transfer by a Recipient of such shares into the name of a nominee and require the placement of a legend on certificates for such shares reflecting such prohibition.

SECTION 9. FORFEITURES.

In its discretion, the Committee may adopt and amend any policies, and may include in any Award Document any provisions, relating to forfeitures. Such forfeiture provisions may include, for example, prohibitions on competing with the Company and its Subsidiaries and Affiliates and on engaging in other detrimental conduct.

Forfeiture provisions for one Award type may differ from those for another type, and also may differ among Awards of the same type granted at different times or to Recipients in different circumstances. As used in this Plan, a “forfeiture” of an Award includes the recapture of Stock issued or other economic benefits derived from an Award, as well as the forfeiture of an Award itself; however, the Committee may define the term more narrowly for specific Award Documents.

SECTION 10. ADJUSTMENTS AND ACQUISITIONS.

(a) Subject to Section 10(c), in the event that the Committee shall determine that, as a result of any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or any other similar corporate transaction, change, or event, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under outstanding Awards or under the Plan (an “Adjustment Event”), then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and types of shares of Stock (or other securities or property) subject to outstanding Awards;

(ii) the limitations on grants of Awards, ISOs, and Restricted Stock set forth in Section 2(a) of this Plan, and the limitations on grants to any Eligible Person during any calendar year set forth in Sections 2(b)(i) and 2(b)(ii) of this Plan (collectively the “Share Limitations”); and

(iii) the option price, base price, or other similar price with respect to any Award.

Alternatively to (i) and (iii), if there is an Adjustment Event and the Committee deems it appropriate, it may provide for cash payments to holders of outstanding Awards.

(b) Subject to Section 10(c), in the event of an acquisition by the Company by means of a merger, consolidation, acquisition of property or stock, reorganization or otherwise, the Committee shall be authorized:

(i) to cause the Company to issue Awards or assume stock options, stock appreciation rights, or restricted stock issued by the acquired company, whether or not in a transaction to which Section 424(a) of the Code applies, by means of issuance of new Awards in substitution for, or an assumption of, previously issued options, rights, or restricted stock, but only if and to the extent that such issuance or assumption is consistent with the other provisions of this Plan and any applicable law, and/or

(ii) to increase the Share Limitations to reflect such issuance or assumption.

(c) The Committee shall not make an adjustment under Section 10(a), issue Awards or assume options, rights, or restricted stock under Section 10(b)(i), or increase the Share Limitations under Section 10(b)(ii),

(i) to the extent such action would affect ISOs or the Share Limitation relating to ISOs and would require shareholder approval under Section 422 of the Code, or

(ii) to the extent such action would affect the Share Limitation set forth in Section 2(b) of this Plan and would require shareholder approval in order to qualify such Awards, such assumed options, rights, or restricted stock, or Awards granted thereafter as performance-based compensation under Section 162(m) of the Code, unless such action(s) by the Committee are made subject to shareholder approval and are so approved by the shareholders.

(d) In the event that the Board approves any merger or consolidation of the Company with or into any other corporation or business entity as a result of which the Company shall not be the surviving corporation, with respect to each Award, either (i) the Committee shall, in such manner as it may deem equitable, cause such Award to vest prior to the effective date of such merger or consolidation or (ii) the Committee or the Board shall approve arrangements to substitute an award issued by the surviving corporation for such Award on terms and conditions deemed equitable by the Committee or the Board.

SECTION 11. ACCELERATION AND VESTING.

(a) An “Acceleration Date” occurs when any of the following events occur:

(i) any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Act) of more than 30% of the Company's then outstanding voting securities (measured on the basis of voting power);

(ii) the shareholders of the Company approve a definitive agreement of merger or consolidation with any other corporation or business entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the consummation of the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the surviving entity of such merger or consolidation outstanding immediately after such merger or consolidation;

(iii) Continuing Directors cease to constitute at least a majority of the directors of the Company; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

An Acceleration Date as described in (i) above shall not occur as a result of the ownership of voting securities by (A) the Company or any of its Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries or (C) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock. Securities held by an underwriter pursuant to an offering of such securities for a period not to exceed 40 days shall be deemed to be outstanding but shall not be deemed to be beneficially owned by such underwriter for purposes of clause (i) above.

For purposes of this Section 11(a), (X) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act; (Y) “Continuing Directors” shall mean any directors of the Company who either (i) were directors of the Company on the date of adoption of the Plan, or (ii) became directors of the Company subsequent to such date and whose election or nomination for election by the shareholders of the Company was duly approved, either by a specific vote or by approval of the proxy statement issued by the Company in which such individuals were named as nominees for director of the Company, by a majority of the Continuing Directors who were at the time of election or nomination directors of the Company; and (Z) “Person” shall mean any individual, firm, corporation, partnership or other entity and shall include the Affiliates and Associates of such Person.

(b) If an Acceleration Date occurs while Awards remain outstanding under this Plan, then all Awards shall vest. This Section shall apply to ISOs notwithstanding Section 15(a).

(c) When Awards (other than Restricted Stock) “vest,” they become fully exercisable. Vesting does not mean that such an Award becomes non-forfeitable, except to the extent provided in the Award Document or otherwise by the Committee pursuant to Sections 4(g) or 4(h) above. When shares of Restricted Stock “vest,” they become non-forfeitable (except for any forfeiture conditions which this Plan or the Award Document expressly provides shall survive vesting) and freely transferable (except for any legal restrictions imposed on transfers by the Securities Act of 1933, as amended, or other applicable securities laws).

SECTION 12. ADMINISTRATION.

(a) This Plan shall be administered by the Compensation Committee of the Board, or another committee appointed by the Board from time to time, consisting solely of three or more members of the Board, each of whom at all times shall be an independent director in accordance with the Company’s Corporate Governance Guidelines and none of whom shall be an officer or employee of the Company or any of its Subsidiaries at the time of service. Committee members shall not be eligible for selection to receive Awards under this Plan.

(b) During any time when one or more Committee members may not be qualified to serve under Rule 16b-3, under Section 162(m) of the Code, or under any other rule or law which contains special qualifications for Committee members in order to avoid a penalty or to obtain a benefit, the Committee may form a sub-Committee from among its qualifying members. The sub-Committee may act, in lieu of the full Committee, with respect to all or any category of Awards granted or to be granted to all or any group of Recipients, and may take other actions deemed appropriate and convenient to prevent, control, minimize, or eliminate any penalties, loss of benefits, or other adverse effects of such potential disqualification. Any such sub-Committee shall have the full authority of the full Committee under this Plan, except to the extent the full Committee limits the sub-Committee’s powers.

(c) At the Committee’s request or on its own motion, the Board may ratify or approve grants, or any terms of any grants, made by the Committee during any time that any member of the Committee may not be qualified to approve such grants or terms under Rule 16b-3 or any other rule or law.

(d) A majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be the acts of the Committee. The Committee may meet in person, by telephone or television conference, or in any other manner (unless prohibited by applicable law). From time to time the Committee may adopt, amend, and rescind such rules and regulations for carrying out this Plan and implementing Award Documents, and the Committee may take such action in the administration of this Plan, as it deems proper. The interpretation of any provisions of this Plan by the Committee shall be final and conclusive unless otherwise determined by the Board.

(e) To the extent the Committee deems it convenient and appropriate, the Committee may delegate such of its powers and duties, including (among other things) its power to grant Awards, to one or more officers of the Company. Any such delegation shall be subject to such limitations and conditions as the Committee deems appropriate. However, notwithstanding the foregoing: (i) the power to grant Awards may not be delegated to an officer who is not also a director of the Company except in conformity with applicable Delaware law; and, (ii) no officer may grant Awards to him- or herself or to his or her superiors unless such grants are ratified by the Committee or the Board.

SECTION 13. AMENDMENT, TERMINATION, SHAREHOLDER APPROVAL.

(a) The Board may amend or terminate this Plan at any time, except that without the approval of the Company’s shareholders, no amendment or other action by the Board or the Committee shall (i) increase the maximum number of shares issuable, or the maximum number of shares for which ISOs or Restricted Stock may be granted, under this Plan, (ii) change the class of persons eligible to receive ISOs or materially expand the class of persons eligible to receive Awards, (iii) change the annual limit on Awards which may be granted to an Eligible Person provided in Section 2(b), (iv) result in a repricing of any options granted, (v) otherwise cause a material revision to the terms of this Plan as provided by applicable New York Stock Exchange requirements or (vi) change the provisions of this Section 13(a).

(b) The Committee may amend this Plan from time to time to the extent necessary to (i) comply with Rule 16b-3 and, to the extent it deems appropriate, (ii) prevent benefits under this Plan from constituting “applicable employee remuneration” within the meaning of Section 162(m) of the Code.

(c) No Awards may be granted under this Plan after April 21, 2008.

(d) The approval by shareholders shall consist of the approving vote of the holders of a majority of the outstanding shares of Stock present (in person or by proxy) and voted (for or against) at a meeting of the shareholders at which a quorum is present, unless a greater vote is required by the Company’s charter or by-laws, by the Board, by the Company’s principal stock exchange, or by applicable law (including Delaware law, Rule 16b-3, or Section 162(m) of the Code).

SECTION 14. DEFINITIONS.

(a) “Acceleration Date” has the meaning given in Section 11(a).

(b) “Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c) “Adjustment Event” has the meaning given in Section 10(a).

(d) “Affliate” means any entity in which the Company has a substantial direct or indirect equity interest (other than a Subsidiary), but only if expressly so designated by the Committee from time to time. Without limiting the generality of the foregoing, the term “Affiliate” shall not include any beer wholesaler or distributor in which Anheuser-Busch Investment Capital Corporation or other Subsidiary invests, unless the Committee expressly determines otherwise; the committee may also revoke or reinstate any such designation from time-to-time.

(e) “Award” means a grant of ISOs, NQSOs, SARs, Limited Rights, or Restricted Stock.

(f) “Award Document” means the written agreement or other document referred to in Section 4(a) evidencing an Award.

(g) “Board” means the Board of Directors of the Company.

(h) Options “cease to qualify as ISOs” when they fail or cease to qualify for the exclusion from income provided in Section 421 (or any successor provision) of the Code.

(i) “Code” means the U.S. Internal Revenue Code as in effect from time to time.

(j) “Committee” means the committee of the Board described in Section 12 hereof and any sub-committee established by such committee pursuant to Section 12(b).

(k) “Company” means Anheuser-Busch Companies, Inc. and its successors.

(l) “Covered Employee” is an employee who is, or who is anticipated to become, between the time of grant and payment of the award, a “covered employee,” as such term is defined in Section 162 (m) of the Code (or any successor section thereof).

(m) “Eligible Person” means a person who is eligible to receive an Award under Section 3 of this Plan.

(n) “Employer” means the Company, the Subsidiary, or the Affiliate which employs the Recipient.

(o) “Fair Market Value” of Stock on a given valuation date means (i) for purposes of determining the option price per share of Options or the base price of SARs, the price per share at which the Stock was last sold as reported on the New York Stock Exchange Composite Tape as of such valuation date or (ii) for any other purpose, the average of the highest and lowest selling prices per share of Stock as reported on the New York Stock Exchange Composite Tape as of such valuation date. If the applicable sales price per share of Stock is not reported on the New York Stock Exchange Composite Tape, then such sales price shall be as reported on the principal exchange market or quotation system for the Stock. In the event that no sale of Stock occurs on such valuation date, (i) for purposes of determining the option price per share of Options or the base price of SARs, if there were sales reported within a reasonable period before such valuation date, the price per share at which the Stock was last sold on the nearest date on which sales occurred before such valuation date shall be used and (ii) for any other purpose, if there were sales reported within a reasonable period both before and after such valuation date, the weighted average of the means between the highest and lowest selling prices on the nearest date before and the nearest date after such valuation date shall be used, with the average to be weighted inversely by the respective numbers of trading days between the selling dates and such valuation date. If the determination of value set forth in this Section 14(o) cannot be made for whatever reason, then the value per share shall be determined by the Committee in a manner consistent with Section 409A of the Code and, with respect to ISOs, Section 422 of the Code, and authoritative official guidance under such sections.

(p) “Forfeiture” has the meaning given in Section 9.

(q) “ISO” or “Incentive Stock Option” means an option to purchase one share of Stock for a specified option price which is designated by the Committee as an “Incentive Stock Option” and which qualifies as an “incentive stock option” under Section 422 (or any successor provision) of the Code.

(r) “Limited Right” has the meaning given in Section 6.

(s) “NQSO” or “Non-Qualified Stock Option” means an option to purchase one share of Stock for a specified option price which is designated by the Committee as a “Non-Qualified Stock Option,” or which is designated by the Committee as an ISO but which ceases to qualify as an ISO.

(t)  “Option” means an ISO or an NQSO.

(u) “Optionee” means a person to whom Options are granted pursuant to this Plan.

(v) “Performance Goals” has the meaning given to that term in Section 7(c).

(w) “Plan” means the Anheuser-Busch Companies, Inc. 1998 Incentive Stock Plan, as amended from time to time.

(x) “Recipient” means an Eligible Person to whom an Award is granted pursuant to this Plan.

(y) “Reporting Person,” as of a given date, means a Recipient who would be required to report a purchase or sale of Stock occurring on such date to the Securities and Exchange Commission pursuant to Section 16(a) of the Act and the rules and regulations thereunder.

(z) “Restricted Stock” has the meaning given in Section 7.

(aa) “Rule 16b-3” means Rule 16b-3 (as amended from time to time) promulgated by the Securities and Exchange Commission under the Act, and any successor thereto.

(bb) “Share Limitations” has the meaning given in Section 10(a).

(cc) “SAR” means a stock appreciation right, which is a right to receive cash, Stock, or other property having a value on the date the SAR is exercised equal to (i) the excess of the Fair Market Value of one share of Stock on the exercise date over (ii) the base price of the SAR. The term “SAR” does not include a Limited Right.

(dd) “Stock” means shares of the common stock of the Company, par value $1.00 per share, or such other class or kind of shares or other securities as may be applicable under Section 10.

(ee) “Subsidiary” means a “subsidiary corporation” of the Company as defined in Section 424(f) (or any successor provision) of the Code, other than corporations expressly excluded by the Committee from time-to-time.

(ff) “Vest” has the meaning given in Section 11(c).

(gg) “Required Withholding Taxes” means, in connection with the exercise of or other taxable event relating to an Award, the total amount of Federal and state income taxes, social security taxes, and other taxes which the Employer of the Recipient is required to withhold.

SECTION 15. MISCELLANEOUS.

(a) Each provision of this Plan and the Award Documents relating to ISOs shall be construed so that all ISOs shall be “incentive stock options” as defined in Section 422 of the Code or any statutory provision that may replace Section 422, and any provisions thereof which cannot be so construed shall be disregarded, subject however to Sections 4(g) and 11(b) and provided that Award Documents are permitted to have provisions which cause Options which qualify as ISOs at the time of grant to cease to qualify as ISOs at a later time or upon the happening of a later event. No discretion granted or allowed to the Committee under this Plan shall apply to ISOs after their grant except (i) to the extent the related Award Document shall so provide or (ii) to the extent that the application of such discretion would not cause such ISOs to cease to qualify as ISOs. Notwithstanding the foregoing, nothing shall prohibit an amendment to or action regarding outstanding ISOs which would cause them to cease to qualify as ISOs, so long as the Company and the Recipient shall consent to such amendment or action.

(b) Without amending this Plan, Awards may be granted to Eligible Persons who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of this Plan. Such different terms and conditions may be reflected in Addenda to this Plan. However, no such different terms or conditions shall be employed if such terms or conditions constitute, or in effect result in, an increase in the aggregate number of shares which may be issued under this Plan or a change in the definition of Eligible Person.

(c) Notwithstanding any other provision in this Plan, the Committee shall not act with respect to any Reporting Person in a manner which would result in a forfeiture under Section 16(b) of the Act of some or all of the economic benefits relating to his or her Awards, without in each case the written consent of such Reporting Person.

(d) Nothing in this Plan or any Award Document shall confer on any person any expectation to continue in the employ of his or her Employer, or shall interfere in any manner with the absolute right of the Employer to change or terminate such person’s employment at any time for any reason or for no reason.